The Bond Fund of America 333 South Hope Street Los Angeles, California 90071 (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

KRISTINE M. NISHIYAMA, Executive Vice President and Principal Executive Officer, and BRIAN C. JANSSEN, Treasurer and Principal Financial Officer of The Bond Fund of America (the "Registrant"), each certify to the best of his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended December 31, 2018 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

THE BOND FUND OF AMERICA	THE BOND FUND OF AMERICA

/s/ Kristine M. Nishiyama	/s/ Brian C. Janssen
Kristine M. Nishiyama, Executive Vice President	Brian C. Janssen, Treasurer

Date: February 28, 2019	Date: February 28, 2019

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE BOND FUND OF AMERICA and will be retained by THE BOND FUND OF AMERICA and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.